Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2009 RESULTS

SANTA MONICA, CALIFORNIA, May 6, 2009 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2009.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). The results of our outdoor operations are presented in discontinued operations within the statements of operations in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 7. Unaudited financial highlights are as follows:

	Three-Month Period Ended March 31,
	2009	2008	% Change
Net revenue	$41,715	$55,653	(25)%
Operating expenses (1)	31,813	35,409	(10)%
Corporate expenses (2)	3,873	4,454	(13)%
Consolidated adjusted EBITDA (3)	6,716	16,663	(60)%
Free cash flow (4)	$(1,099)	$4,417	NM
Free cash flow per share, basic and diluted (4)	$(0.01)	$0.05	NM
Net loss from continuing operations	$(14,494)	$(7,050)	106%
Net loss applicable to common stockholders	$(14,494)	$(7,704)	88%
Net loss per share from continuing operations applicable to common stockholders, basic and diluted	$(0.17)	$(0.07)	143%
Net loss per share applicable to common stockholders, basic and diluted	$(0.17)	$(0.08)	113%
Weighted average common shares outstanding, basic	87,511,642	95,416,338
Weighted average common shares outstanding, diluted	87,511,642	95,416,338

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.4 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended March 31, 2009 and 2008, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, gain (loss) on sale of assets and loss on debt extinguishment.
(2)	Corporate expenses include $0.4 million and $0.4 million of non-cash stock-based compensation for the three-month periods ended March 31, 2009 and 2008, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus loss (gain) on sale of assets, depreciation and amortization, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, loss on debt extinguishment, loss from discontinued operations, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our syndicated bank credit facility and does not include non-cash stock-based compensation, loss (gain) on sale of assets, depreciation and amortization, net interest expense, loss on debt extinguishment, loss from discontinued operations, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash (gain) loss on sale of assets, non-cash depreciation and amortization, non-cash stock-based compensation awards, net interest expense, loss on debt extinguishment, loss from discontinued operations, income tax expense (benefit), equity in net income (loss) of nonconsolidated affiliate and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less interest income less the change in the fair value of our interest rate swaps. Free cash flow per share is defined as free cash flow divided by the diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our results in the quarter reflect the continuing recession and the challenging environment for businesses, such as ours, that are dependent upon advertising revenue. We are continuing to aggressively manage our costs to maximize our cash flows. Our television and radio operations continue to deliver solid ratings in the nation’s most densely-populated Hispanic markets. We believe we are well positioned to benefit when the economy recovers, given the strength of our brands and our ability to deliver consistently strong audience shares to our advertisers.”

The Company also announced that it repurchased 0.4 million shares of Class A common stock for approximately $0.5 million in the first quarter of 2009.

Syndicated Bank Credit Facility

On March 16, 2009, the Company amended its syndicated bank credit facility agreement, which requires the Company to comply with certain quarterly leverage ratio covenants and other financial ratios, including a maximum allowed leverage ratio covenant, calculated as the ratio of consolidated total debt outstanding to trailing-twelve-month consolidated adjusted EBITDA. In addition, the amendment imposes certain additional restrictions on the Company’s liquidity and operations, including a significantly higher interest rate on outstanding principal, a reduction in the revolver facility from $150 million to $50 million, a mandatory prepayment for 100% of the proceeds of certain asset dispositions, a restriction from making acquisitions and investments depending upon the leverage ratio, a sweep of 75% of quarterly excess cash flow to repay principal on the outstanding consolidated debt, limitations on capital expenditures in 2009 and 2010, and restrictions on repurchasing shares of its common stock and debt. At the time of entering into this amendment, the Company made a prepayment of $40 million to reduce the outstanding amount of its term loans and paid its lenders an amendment fee.

Financial Results

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

(Unaudited)

	Three-Month Period Ended March 31,
	2009	2008	% Change
Net revenue	$41,715	$55,653	(25)%
Operating expenses (1)	31,813	35,409	(10)%
Corporate expenses (1)	3,873	4,454	(13)%
Depreciation and amortization	5,430	5,545	(2)%

Operating income	599	10,245	(94)%
Interest expense, net	(4,813)	(22,164)	(78)%
Loss on debt extinguishment	(4,716)	—	NM

Loss before income taxes	(8,930)	(11,919)	(25)%
Income tax (expense) benefit	(5,410)	4,995	NM

Net loss before equity in net loss of nonconsolidated affiliates and discontinued operations	(14,340)	(6,924)	107%
Equity in net loss of nonconsolidated affiliates, net of tax	(154)	(126)	22%

Loss from continuing operations	(14,494)	(7,050)	106%
Loss from discontinued operations, net of tax	—	(654)	NM

Net loss	$(14,494)	$(7,704)	88%

(1)	Operating expenses and corporate expenses are defined on page 1.

Entravision Communications

Net revenue decreased to $41.7 million for the three-month period ended March 31, 2009 from $55.7 million for the three-month period ended March 31, 2008, a decrease of $14.0 million. Of the overall decrease, $7.9 million came from our television segment and was primarily attributable to a decrease in local and national advertising rates, which in turn was primarily due to the continuing weak economy. Additionally, $6.1 million of the overall decrease came from our radio segment and was primarily attributable to a decrease in local and national advertising sales and advertising rates, which in turn was primarily due to the continuing weak economy.

Operating expenses decreased to $31.8 million for the three-month period ended March 31, 2009 from $35.4 million for the three-month period ended March 31, 2008, a decrease of $3.6 million. The decrease was primarily attributable to a decrease in expenses associated with the decrease in net revenue and a decrease in salary expense due to a reduction in personnel.

Corporate expenses decreased to $3.9 million for the three-month period ended March 31, 2009 from $4.5 million for the three-month period ended March 31, 2008, a decrease of $0.6 million. The decrease was primarily attributable to the elimination of bonuses paid to executive officers and a decrease in employee benefits.

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended March 31,
	2009	2008	% Change
Net Revenue
Television	$28,272	$36,105	(22)%
Radio	13,443	19,548	(31)%

Total	$41,715	$55,653	(25)%

Operating Expenses (1)
Television	$19,355	$21,513	(10)%
Radio	12,458	13,896	(10)%

Total	$31,813	$35,409	(10)%

Corporate Expenses (1)	$3,873	$4,454	(13)%

Consolidated adjusted EBITDA (1)	$6,716	$16,663	(60)%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2009 first quarter results on May 6, 2009 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The Company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in

Entravision Communications

such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Christian Nery
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31,
	2009	2008

Net revenue (including related parties of $0 and $150)	$41,715	$55,653

Expenses:
Direct operating expenses (including related parties of $1,727 and $2,493) (including non-cash stock-based compensation of $166 and $124)	21,861	24,734
Selling, general and administrative expenses (including non-cash stock-based compensation of $207 and $155)	9,952	10,675
Corporate expenses (including non-cash stock-based compensation of $406 and $435)	3,873	4,454
Depreciation and amortization (includes direct operating of $4,074 and $4,344; selling, general and administrative of $1,021 and $1,002; and corporate of $334 and $199) (including related parties of $580 and $580)	5,430	5,545

	41,116	45,408

Operating income	599	10,245
Interest expense (including related parties of $31 and $58)	(5,061)	(22,595)
Interest income	248	431
Loss on debt extinguishment	(4,716)	—

Loss before income taxes	(8,930)	(11,919)
Income tax (expense) benefit	(5,410)	4,995

Loss before equity in net loss of nonconsolidated affiliate and discontinued operations	(14,340)	(6,924)
Equity in net loss of nonconsolidated affiliate, net of tax	(154)	(126)

Loss from continuing operations	(14,494)	(7,050)
Loss from discontinued operations, net of tax benefit of $0 and $973	—	(654)

Net loss applicable to common stockholders	$(14,494)	$(7,704)

Basic and diluted earnings per share:
Net loss per share from continuing operations applicable to common stockholders, basic and diluted	$(0.17)	$(0.07)

Net loss per share from discontinued operations, basic and diluted	$—	$(0.01)

Net loss per share applicable to common stockholders, basic and diluted	$(0.17)	$(0.08)

Weighted average common shares outstanding, basic	87,511,642	95,416,338

Weighted average common shares outstanding, diluted	87,511,642	95,416,338

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three-Month Period Ended March 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(14,494)	$(7,704)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,430	5,545
Deferred income taxes	5,500	(5,217)
Amortization of debt issue costs	89	101
Amortization of syndication contracts	621	866
Payments on syndication contracts	(713)	(707)
Equity in net loss of nonconsolidated affiliate	154	126
Non-cash stock-based compensation	779	714
Gain on sale of media properties and other assets	(100)	—
Non-cash expenses related to debt extinguishment	945	—
Change in fair value of interest rate swap agreements	(1,681)	14,043
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Decrease in accounts receivable	4,319	6,475
(Increase) decrease in prepaid expenses and other assets	138	(655)
Decrease in accounts payable, accrued expenses and other liabilities	(782)	(1,101)
Effect of discontinued operations	—	(661)

Net cash provided by operating activities	205	11,825

Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	100	91
Purchases of property and equipment and intangibles	(1,500)	(4,004)
Purchase of a business	—	(22,885)
Deposits on acquisitions	(3,800)	—
Effect of discontinued operations	—	(130)

Net cash used in investing activities	(5,200)	(26,928)

Cash flows from financing activities:
Proceeds from issuance of common stock	202	486
Payments on long-term debt	(41,000)	(10,027)
Repurchase of Class U common stock	—	(10,380)
Repurchase of Class A common stock	(543)	(22,500)
Payments of deferred debt and offering costs	(1,182)	—

Net cash used in financing activities	(42,523)	(42,421)

Net decrease in cash and cash equivalents	(47,518)	(57,524)
Cash and cash equivalents:
Beginning	64,294	86,945

Ending	$16,776	$29,421

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2009	2008
Consolidated adjusted EBITDA (1)	$6,716	$16,663

Interest expense	(5,061)	(22,595)
Interest income	248	431
Loss on debt extinguishment	(4,716)	—
Income tax (expense) benefit	(5,410)	4,995
Amortization of syndication contracts	(621)	(866)
Payments on syndication contracts	713	707
Non-cash stock-based compensation included in direct operating expenses	(166)	(124)
Non-cash stock-based compensation included in selling, general and administrative expenses	(207)	(155)
Non-cash stock-based compensation included in corporate expenses	(406)	(435)
Depreciation and amortization	(5,430)	(5,545)
Equity in net loss of nonconsolidated affiliates	(154)	(126)
Loss from discontinued operations	—	(654)

Net loss	(14,494)	(7,704)

Depreciation and amortization	5,430	5,545
Deferred income taxes	5,500	(5,217)
Amortization of debt issue costs	89	101
Amortization of syndication contracts	621	866
Payments on syndication contracts	(713)	(707)
Equity in net loss of nonconsolidated affiliate	154	126
Non-cash stock-based compensation	779	714
Gain on sale of media properties and other assets	(100)	—
Non-cash expenses related to debt extinguishment	945	—
Change in fair value of interest rate swap agreements	(1,681)	14,043
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
Decrease in accounts receivable	4,319	6,475
(Increase) decrease in prepaid expenses and other assets	138	(655)
Decrease in accounts payable, accrued expenses and other liabilities	(782)	(1,101)
Effect of discontinued operations	—	(661)

Cash flows from operating activities	$205	$11,825

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Loss

(Unaudited; in thousands)

The most directly comparable GAAP financial measure is net income. A reconciliation of this non-GAAP measure to net income for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2009	2008
Consolidated adjusted EBITDA (1)	$6,716	$16,663
Net interest expense (1)	6,405	8,020
Cash paid (refunded) for income taxes	(90)	222
Capital expenditures (2)	1,500	4,004

Free cash flow (1)	(1,099)	4,417

Capital expenditures (2)	1,500	4,004
Non-cash interest (expense) income relating to amortization of debt finance costs and interest rate swap agreements	1,592	(14,144)
Loss on debt extinguishment	(4,716)	—
Non-cash income tax (expense) benefit	(5,500)	5,217
Amortization of syndication contracts	(621)	(866)
Payments on syndication contracts	713	707
Non-cash stock-based compensation included in direct operating expenses	(166)	(124)
Non-cash stock-based compensation included in selling, general and administrative expenses	(207)	(155)
Non-cash stock-based compensation included in corporate expenses	(406)	(435)
Depreciation and amortization	(5,430)	(5,545)
Equity in net loss of nonconsolidated affiliates	(154)	(126)
Loss from discontinued operations	—	(654)

Net loss	$(14,494)	$(7,704)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.